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                                                                      Exhibit 32

                Certification Pursuant to 18 U.S.C. Section 1350

         The undersigned, Ralph E. Bailey and Vincent J. Arnone, do each hereby certify with respect to the Annual Report on Form 10-K of Clean Diesel Technologies, Inc. (the "Registrant") for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Date: March 15, 2004   By: /s/ Ralph E. Bailey
                           -------------------
                           Ralph E. Bailey
                           Chairman and Chief Executive Officer


Date: March 15, 2004   By: /s/ Vincent J. Arnone
                           ---------------------
                           Vincent J. Arnone
                           Vice President, Treasurer and
                           Chief Financial Officer

Pursuant to Section 906 of the Sarbarnes-Oxley Act of 2002 (the "Act") this certification accompanies the Report and shall not, except to the extent required by the Act, be deemed filed by Registrant for purposes of Section 18 of the Exchange Act.